SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED      AVERAGE
                        DATE              SOLD(-)           PRICE(2)
 COMMON STOCK-FAIRCHILD CORPORATION
          GAMCO ASSET MANAGEMENT INC.
                       6/18/07            6,500             1.8012
                       6/18/07            7,600             1.8499
                       6/18/07              100             1.7300
                       6/15/07            1,600             1.6400
                       6/13/07            2,900-            1.6524
                       6/12/07            2,800-            1.6450
                       6/07/07            2,800             1.8229
          GABELLI ADVISERS, INC.
                       6/15/07           80,000             1.6000
          GABELLI FUNDS, LLC.
              GABELLI SMALL CAP GROWTH FUND
                       6/15/07          200,000             1.6000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.